Agreement

This Agreement is by and between Veronique Francois, whose address is 3301 Covalle Avenue, Austin, Texas 78702 (hereafter “Lender”); and Innovative Designs, Inc., a Delaware corporation with principal offices at 124 Cherry St., Pittsburgh, PA 15223, (hereinafter “Borrower”).

Lender and Borrower agree as follows:

1.	Lender agrees to lend Borrower the sum of $19,000 United States Dollars (“USD”).

2.	Borrower agrees to repay the principal sum of $19,000 USD on or before March 6, 2014.

3.	The term of this loan is 6 months.

4.	This loan shall bear interest of $1,900 USD.

5.	Lender shall have the option of converting all or part of the principal sum of $20,900 USD into restricted shares of IVDN at a price of $.40 per share.

6.	This agreement shall constitute the sole understanding and Agreement of the parties as to its terms, and no modification hereof shall be given force or effect unless signed in advance by both Borrower and Lender.

7.	This Agreement may be executed in counterpart originals, which in the aggregate shall form one executed original of the Agreement, and a facsimile transmission shall be deemed to have the same legal force and effect of the original executed document.

8.	This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

WITH INTENT TO BE LEGALLY BOUND HEREBY, THE PARTIES AFFIX THEIR SIGNATURES HEREUNDER:

For BORROWER:

Date: 8/30/13	/s/ Joseph Riccelli
Joseph Riccelli, CEO
Innovative Designs, Inc.

For LENDER:

Date: 9/18/13	/s/ Veronique Francois
Veronique Francois